Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

LBA/PPF INDUSTRIAL - MASON, LLC,

a Delaware limited liability company

AS SELLER

AND

REXFORD INDUSTRIAL REALTY, L.P.,

a Maryland limited partnership

AS PURCHASER

FOR

9120 Mason Avenue and 20355 Corisco Street

Chatsworth, California

Dated as of August 18, 2014

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 18th day of August, 2014 (the “Effective Date”) by and between LBA/PPF INDUSTRIAL - MASON, LLC, a Delaware limited liability company (“Seller”), having an office at 3347 Michelson Drive, Suite 200, Irvine, California 92612, and REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Purchaser”), having an office at 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025.

ARTICLE I

PURCHASE AND SALE

1.1    Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a)    that certain tract or parcel of land situated in Los Angeles County, California, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b)    the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain industrial building located thereon having a street address of 9120 Mason Avenue and 20355 Corisco Street, Chatsworth, California 91311 (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);

(c)    all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements and only as specifically described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);

(d)    all of Seller’s right, title and interest in and to that certain lease and related documents as more fully described on Exhibit C (the “Lease Description”) attached hereto and made a part hereof (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the “Lease” unless otherwise noted); and

(e)    all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described on Exhibit D (the “Operating Agreements Schedule”) attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, including specifically, without limitation, all assignable equipment leases, if any, to the extent Purchaser does not disapprove of such Operating Agreements prior to the expiration of the Inspection Period (it being understood that any and all existing service contracts which are pursuant to a master contract which includes the Property and other real properties owned by Seller’s affiliates (x) shall be terminated with respect to the Property at Closing, (y) do not appear on the Operating Agreements Schedule and (z) shall not be assigned to or assumed by Purchaser), and (ii) all assignable existing warranties, indemnities and guaranties issued or assigned to Seller in connection with the Property, all assignable claims or causes of action in connection with the Property, and all assignable entitlements, development rights, approvals, permits, and licenses relating to the Property (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the “Intangibles”). Notwithstanding anything to the contrary contained herein, Seller’s assignment of any Intangibles to Purchaser shall specifically exclude (i) any rights of Seller against third parties for matters that occurred prior to the Closing, and (ii) except to the extent Seller receives a credit therefor at Closing, the rights of Seller to payments from third parties prior to the Closing Date.

1.2    Property Defined. The Land, the Improvements, the Personal Property, the Lease, and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”

1.3    Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4    Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of Thirty Million Five Hundred Thousand and No/100 Dollars ($30,500,000.00) (the “Purchase Price”).

1.5    Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Escrow Holder (as such term is defined in Section 1.6 hereof) in writing to Purchaser prior to the Closing. Said funds shall be so deposited at least one (1) business day prior to the date of Closing.

1.6    Earnest Money. Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with Commonwealth Land Title Company (the “Escrow Holder”), having its office at 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017, Attention: Barbara Laffer, the sum of One Million and No/100 Dollars ($1,000,000.00) (the “First Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 2.3 or Section 3.2 hereof, Purchaser shall, on or before the first (1st) business day following the expiration of the Inspection Period (as such term is defined in Section 3.1 hereof), deposit with the Escrow Holder the additional sum of Four Million and No/100 Dollars ($4,000,000.00) (the “Second Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer as an additional deposit under this Agreement. The Escrow Holder shall hold the First Deposit and the Second Deposit in an interest-bearing account in accordance with the terms and conditions hereof and any supplementary instructions executed by the parties pursuant to the provisions of Section 1.8 hereof. The First Deposit and the Second Deposit, together with all interest earned on such sums, are herein referred to collectively as the “Earnest Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Upon the expiration of the Inspection Period, the Earnest Money shall be non-refundable to Purchaser except as expressly set forth in this Agreement. If Purchaser fails to deliver the Second Deposit to the Escrow Holder within the time period specified above, this Agreement shall, at the option of Seller, terminate automatically and, in such event, Escrow Holder shall deliver the Earnest Money to Seller promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement; provided that, if Purchaser does not timely deposit the Second Deposit, Seller shall deliver written notice to Purchaser regarding Purchaser’s failure to so deposit. If Purchaser fails to deposit the Second Deposit within one (1) business day following receipt of such notice, Seller may terminate this Agreement notwithstanding Purchaser’s delivery of the Approval Notice.

1.7    Independent Consideration. Notwithstanding anything herein to the contrary, One Hundred and No/100 Dollars ($100.00) of the Earnest Money is non-refundable to Purchaser under any circumstances, shall not be applied towards the Purchase Price, shall be disbursed to Seller upon the Closing or any termination of this Agreement, shall be deemed fully earned by Seller upon the deposit thereof and shall be independent of any other consideration provided hereunder.

1.8    Delivery to Escrow Holder. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed copy of this Agreement with Escrow Holder and this Agreement shall (along with such supplementary instructions not inconsistent herewith as either party hereto may deliver to Escrow Holder) serve as escrow instructions to Escrow Holder for the consummation of the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such additional escrow instructions as Escrow Holder may reasonably require and which are not inconsistent with the provisions hereof; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

ARTICLE II

TITLE AND SURVEY

2.1    Title Examination; Commitment for Title Insurance. Seller has obtained from Chicago Title Company (the “Title Company”), having its office at 725 South Figueroa Street, Suite 200, Los Angeles, California 90017, Attn: Mike Slinger, Email: mike.slinger@ctt.com and delivered, or shall obtain from the Title Company and deliver, to Purchaser, an ALTA title insurance report (the “Title Commitment”) covering the Property. Purchaser shall have until the date (the “Title Exam Deadline”), which is ten (10) days prior to the expiration of the Inspection Period to review the Title Commitment and at Closing obtain from the Title Company an Owner’s Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof.

2.2    Survey. Seller has delivered or shall deliver to Purchaser and the Title Company, Seller’s existing ALTA survey of the Property (the “Survey”). Purchaser may, at its sole cost and expense, update and recertify the Survey.

2.3    Title Objections; Cure of Title Objections. Purchaser shall have until the Title Exam Deadline to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections; provided, however, that Seller shall be obligated to cause to be removed, at or prior to Closing, all mortgage liens, mechanics liens, judgment liens and delinquent taxes which are caused or created by or through Seller (collectively, “Monetary Liens”), regardless of whether Purchaser has objected to any such encumbrances. Within five (5) days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. Seller’s failure to respond within said five (5) day period shall be deemed to be Seller’s election not to cure any such objections. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same. If Seller elects not to cure any objections specified in Purchaser’s notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by failing to send Purchaser’s Approval Notice (defined below), and upon such failure to deliver of such Purchaser’s Approval Notice, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection; or if, having exercised commercially reasonable efforts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof; Purchaser shall, within five (5) days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii); provided that if Seller has elected to cure an objection (including in connection with Remedial Action recommended under the Phase II, each as defined below) but fails to timely do so and Purchaser terminates the Agreement pursuant to clause (ii) above, in addition to the return of the Earnest Money, Purchaser shall be entitled to reimbursement from Seller of Purchaser’s documented out-of-pocket third party transaction costs which were incurred following the date that Seller notified Purchaser of its election to cure such uncured exception, if any, in an amount not to exceed Twenty-Five Thousand and NO/100 Dollars ($25,000.00). Purchaser’s failure to respond within said five (5) day period shall be deemed to be Purchaser’s election to terminate this Agreement under clause (ii) above.

2.4    Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser a standard coverage Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the full amount of the Purchase Price; provided, however, that Purchaser may require the Title Policy to be issued as an ALTA/extended coverage Policy of Title Insurance so long as Purchaser provides the Title Company with any required update and/or recertification of the Survey. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)    the rights of Cosmetic Laboratories of America, LLC, a Delaware limited liability company (“Tenant”), as a tenant only, under the Lease, and the rights of Northstar Moving Corporation, a California corporation (“Subtenant”), as a subtenant only, under that certain sublease between Tenant and Subtenant (the “Sublease”) as described in Exhibit C hereto;

(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(c)    liens, encumbrances or other items created by Purchaser or its agents;

(d)    local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(e)    items appearing of record or shown on the Survey and, in either case, approved or deemed approved by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

2.5    Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company in any supplemental report between (a) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close. Purchaser shall have five (5) days following receipt of such updated Title Commitment to object to any additional exception (an “Additional Exception”). Any item first raised in such updated Title Commitment to which Purchaser does not object within such five (5) day period shall be deemed a Permitted Exception. If Purchaser objects to any Additional Exception, Seller shall (i) have the right, but not the obligation, to cure such Additional Exception, provided that (a) Seller delivers notice to Purchaser of Seller’s election to cure within two (2) business days following Purchaser’s objection to the Additional Exception and (b) such cure may reasonably be effected within ten (10) business days following Seller’s delivery of the notice regarding its election to cure, or (ii) notify Purchaser that Seller does not elect to cure the Additional Exception within two (2) business days following Purchaser’s objection to the Additional Exception. Seller’s failure to respond within said two (2) business day period shall be deemed to be Seller’s election not to cure any such Additional Exception. In the event that Seller elects not to cure the Additional Exception, Purchaser may either (i) terminate this Agreement and receive a refund of the Earnest Money or (ii) waive the Additional Exception and proceed to Closing. In the event that Purchaser objects to an Additional Exception, the Closing Date shall be reasonably delayed by the mutual agreement of the parties, to a date sufficient to allow for the process allowed for in this Section 2.5.

ARTICLE III

INSPECTION PERIOD

3.1    Right of Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on Monday, September 8, 2014 (hereinafter referred to as the “Inspection Period”), Purchaser, its agents and designees, at Purchaser’s sole cost and expense, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Purchaser may reasonably require to assess the condition and suitability of the Property. Further, to the extent in Seller’s possession or control, within five (5) business days following the execution of this Agreement, Seller shall provide and Purchaser shall have the right to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, the Lease (including the associated Sublease), lease files, Operating Agreements, insurance policies, bills (including, without limitation, utility bills and real and personal property tax bills), invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits, the operating history for the years 2012, 2013 and 2014 (to date) detailing all capital improvements completed, valid five-year fire sprinkler certificate, and similar materials; provided that Purchaser shall continue to have the right to inspect the Property and related materials following the expiration of the Inspection Period notwithstanding the fact that Seller’s right to terminate this Agreement pursuant to Section 3.2 below shall have expired. Notwithstanding anything to the contrary contained herein, Purchaser shall not be entitled to examine or inspect: (i) those portions of the Property materials that would disclose Seller’s cost of acquisition of the Property, or cost of construction of the Improvements and related soft costs, or any estimates of costs to repair, replace, remediate or maintain the Property; (ii) any reports, presentations, summaries and the like prepared for any of Seller’s boards, committees, partners or investors in connection with its consideration of the acquisition of the Property, construction of the Improvements or sale of the Property; (iii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of the Property or any part thereof; (iv) those materials not directly related to the ownership, leasing, current maintenance and/or management of the Property; (v) Seller’s internal memoranda, financial projections, budgets, accounting and tax records, attorney-client privileged materials, internal appraisals, and internally-generated physical inspection reports, and (vi) any information which is the subject of a confidentiality agreement between Seller and a third party. Purchaser understands and agrees that any on-site inspections of the Property, including but not limited to any borings, drillings or samplings conducted thereon, shall be conducted upon at least two (2) business days’ prior written notice to Seller, which notice shall include the identity of the company or persons who will perform such inspection or testing and the proposed scope and methodology of such inspection or testing. Seller shall have the right for any such inspection or testing to be conducted in the presence of Seller or its representative; provided that if Seller and/or Seller’s representative fails to appear for any inspection noticed by Purchaser and consented to by Seller in accordance with this Section 3.1, Purchaser shall have the right to perform such inspection in Seller and/or Seller’s representative’s absence. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller, Tenant, or Subtenant, nor shall Purchaser’s inspection damage the Property in any respect. Seller shall approve or disapprove, in Seller’s reasonable discretion, the proposed testing within two (2) business days after receipt of such notice, provided, however, that Seller shall have the right to (i) obtain a customary Phase I environmental report, (ii) obtain an ALTA survey of the Property and (iii) cause a phase II environmental inspection to be performed pursuant to the proposal attached hereto as Exhibit M (the “Phase II”). Except with respect to the Phase II, such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller’s prior written consent, which may be withheld in Seller’s sole discretion), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections and/or tests on the Property, Purchaser shall restore the Property to a condition which is as near as possible to its original condition as existed prior to any such inspections and/or tests given the nature and condition of the Property at the time of Purchaser’s activities. Notwithstanding the foregoing, Purchaser shall not be obligated to repair or correct, or to indemnify, defend or hold any party harmless, with respect to pre-existing conditions at the Property but only to the extent that Purchaser or its agents or designees do not materially exacerbate such pre-existing condition. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall not contact Tenant or Subtenant without obtaining Seller’s prior written consent and shall not disrupt Seller’s, Tenant’s, or Subtenant’s activities on the Property. Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement; provided, that, Purchaser’s indemnity hereunder shall not include any losses, cost, damage or expenses to the extent caused or contributed to by Seller or its officers, directors, agents, employees or representatives, or the mere discovery of any pre-existing condition of the Property which is not exacerbated as a result of such inspection. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser. Prior to Purchaser entering the Property to conduct the inspections and/or tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of (i) Two Million and No/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per occurrence with respect to Purchaser and (ii) One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence with respect to Purchaser’s agents and contractors, such policies to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and/or tests.

3.2    Purchaser’s Approval. Purchaser hereby approves of the condition of the Property, except with respect to the subject of the Phase II. If Purchaser fails, prior to the expiration of the Inspection Period, to deliver written notice to Seller of Purchaser’s unconditional approval of the Phase II as set forth in Section 3.1 in the form attached hereto as Exhibit L (the “Approval Notice”), Purchaser shall be deemed to have disapproved the Phase II and the Property; provided, however, that if the Phase II report expressly states that no remediation or other action (including, without limitation, additional investigation) is recommended with respect to the environmental condition on, under or about the Property (including, without limitation, in connection with conditions on, under or about properties in proximity to the Property), then Purchaser shall automatically be deemed to have approved the Phase II condition. If the Phase II report recommends that any remedial or other action (including additional investigation) be taken with respect to the environmental condition on, under or about the Property (including, without limitation, in connection with conditions on, under or about properties in proximity to the Property) (a “Remedial Action”), Purchaser may elect, in its sole and absolute discretion, to terminate this Agreement; provided, however, that if the Remedial Action can be completed within sixty (60) days following the then scheduled Closing Date, Seller shall have the opportunity, in its sole and absolute discretion, to negate such termination by Purchaser by (i) delivering written notice of such election to Purchaser within five (5) business days of Purchaser’s written or deemed termination of this Agreement (a “Seller Remediation Election Notice”) and (ii) promptly commencing to cause such Remedial Action to be commenced, diligently pursued and completed at Seller’s sole cost and expense and in accordance with applicable federal, state, local and/or municipal laws, statutes, ordinances, codes, rules, regulations and/or other governmental/agency requirements (with agency review, approval and/or oversight, if deemed necessary or appropriate by Purchaser’s environmental consultant), in each case using an environmental consultant reasonably acceptable to Purchaser, and Seller may extend the Closing Date by up to sixty (60) days to complete the Remedial Action (the “Remedial Action Period”). Seller’s failure to deliver a Seller Remediation Election Notice within the aforementioned five (5) business day period shall constitute an election to not undertake the Remedial Action, in which case Purchaser’s election to terminate this Agreement shall be deemed final. If Seller delivers a Seller Remediation Election Notice within the aforementioned five (5) business day period and completes the Remedial Action as required hereby and neither Seller nor Purchaser’s environmental consultant recommend remediation or other action (including, without limitation, additional investigation) with respect to the environmental condition on, under or about the Property (including, without limitation, in connection with conditions on, under or about properties in proximity to the Property) following completion of said Remedial Action, and that no agency action (such as, but not limited to, a so-called “no-further-action” letter is required), then Purchaser shall automatically be deemed to have approved the Remedial Action and the parties shall proceed to the Closing as contemplated in this Agreement. However, if Seller or Purchaser’s environmental consultant recommend remediation or other action (including, without limitation, additional investigation) with respect to the environmental condition on, under or about the Property (including, without limitation, in connection with conditions on, under or about properties in proximity to the Property) following completion of said Remedial Action and the expiration of the Remedial Action Period, then Purchaser shall have the right to terminate this Agreement, and Seller shall have no right to negate such termination. In the event this Agreement is ultimately terminated pursuant to this Section 3.2, Escrow Holder shall return the entire Deposit to Purchaser and, subject to the terms of Section 2.3, neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

ARTICLE IV

CLOSING

4.1    Time and Place. The parties shall conduct an escrow closing (the “Closing”) on Tuesday, September 30, 2014 or such later date as the same may be extended to pursuant to Section 2.3 or 2.5 hereof (the “Closing Date”). In the event the Closing does not occur on or before the Closing Date, Escrow Holder shall, unless it is notified by both Seller and Purchaser to the contrary within three (3) days after the Closing Date, return to the depositor thereof items other than the Earnest Money which were deposited thereunder; any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 hereof and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions. Purchaser shall have the right to cause the Closing to occur through a so-called “GAP” closing.

4.2    Seller’s Obligations at Closing. On or prior to 10:00 a.m. (local time at the Property) on the Closing Date, Seller shall deliver to the Escrow Holder:

(a)    a duly executed grant deed (the “Deed”) in the form of Exhibit E attached hereto, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

(b)    four (4) duly executed counterparts of a bill of sale in the form of Exhibit F attached hereto;

(c)    four (4) duly executed counterparts of an assignment and assumption agreement as to the Lease in the form of Exhibit G attached hereto;

(d)    four (4) duly executed counterparts of an assignment and assumption agreement as to the Operating Agreements and other Intangibles in the form of Exhibit H attached hereto; provided that, in the event any assignable warranty or guaranty requires the consent or action of a third party, Seller shall use reasonable efforts to obtain such consent or other action as soon as practical after the Closing in accordance with Section 10.12 hereof;

(e)    the Tenant Estoppel (as defined in Section 4.7(e) hereof), to the extent received by Seller from Tenant;

(f)    four (4) duly executed originals of a notice in the form of Exhibit I attached hereto which Purchaser shall send to Tenant and Subtenant, informing each of them of the sale of the Property and of the assignment to Purchaser of Seller’s interest in the Lease, and obligations under the Lease (including, if applicable, any security deposit) and directing that all rent and other sums payable under the Lease after the Closing shall be paid as set forth in the notice;

(g)    four (4) originals of a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in Section 5.1 of this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.7(b) hereof. If, despite changes or other matters described in such certificate (or any change or matter of which Purchaser has actual knowledge), the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate. Notwithstanding anything herein to the contrary, the certificate required pursuant to this Section 4.2(g) shall survive only for the survival period set forth in Section 5.3 hereof, and any liability of Seller pursuant to such certificate shall be made expressly subject to such survival period and to the other provisions of Section 5.3 hereof, including, without limitation, the Cap (as such term is defined in Section 5.3 hereof);

(h)    such evidence as Title Company and/or Escrow Holder may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(i)    four (4) duly executed counterparts of an affidavit by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit J attached hereto, and four (4) duly executed originals of a California Form 593-C;

(j)    the Lease, Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property;

(k)    an owner’s title affidavit, in customary form reasonably satisfactory to the Title Company, with respect to mechanic’s liens and other matters normally required by the Title Company, duly executed by Seller; and

(l)    such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement.

At the Closing, Seller shall deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions. Purchaser shall cooperate with Seller for a period of one (1) year after the Closing at no out-of-pocket cost to Purchaser in case of Seller’s need in response to any legal requirements, tax audits, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller).

4.3    Purchaser’s Obligations at Closing. On or prior to 10:00 a.m. (local time at the Property) on the Closing Date, Purchaser shall deliver to Escrow Holder:

(a)    the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 hereof, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;

(b)    four (4) duly executed counterparts of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d) and 4.2(f) hereof;

(c)    such evidence as Title Company and/or Escrow Holder may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(d)    such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4    Escrow Holder’s Obligations at Closing. At Closing, Escrow Holder shall:

(a)    at such time as Escrow Holder holds and is irrevocably obligated to deliver the Purchase Price to Seller, cause Title Company to have the Deed recorded in the Official Records of Los Angeles County, California.

(b)    deliver to Seller the Purchase Price by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Escrow Holder prior to the Closing;

(c)    deliver to Seller and Purchaser two (2) fully executed counterparts of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d), 4.2(f), 4.2(g) and 4.2(i) hereof; and

(d)    deliver to Seller and Purchaser settlement statements prepared by Escrow Holder and approved by Seller and Purchaser not less than two (2) business days prior to the Closing.

4.5    Credits and Prorations.

(a)    The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

(i)    rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by Tenant and/or Subtenant, if applicable, under the Lease);

(ii)    taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

(iii)    payments under the Operating Agreements;

(iv)    gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

(v)    any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

(b)    Notwithstanding anything contained in the foregoing provisions:

(i)    At Closing, (A) Seller shall credit to the account of Purchaser the amount of such security deposit (to the extent such security deposit is not applied against delinquent rents or otherwise as provided in the Lease and evidenced by the Tenant Estoppel), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits. In the event the security deposit shall have been deposited with Seller in a form other than cash (e.g. letter of credit), Seller shall satisfy its obligations hereunder with respect to such security deposit by delivering to Purchaser an assignment of such security deposit to Purchaser with written instructions to the issuer of such deposit to transfer the same to Purchaser, and appropriate instruments of transfer or assignment.

(ii)    Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall be responsible for causing the payment of such taxes and assessments. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.

(iii)    Charges referred to in Section 4.5(a) hereof which are payable by Tenant and/or Subtenant, if applicable, to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to Tenant and/or Subtenant, if applicable, for the payment of the same.

(iv)    Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

(v)    As to gas, electricity and other utility charges referred to in Section 4.5(a)(iv) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date herein above fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.

(vi)    Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the Personal Property and Purchaser shall execute and deliver any tax returns required of it in connection therewith, said obligations of Purchaser to survive Closing.

(vii)    Purchaser shall be responsible for the payment of all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any renewals or modifications of the Lease, or any new leases, approved in accordance with Section 5.4 hereof, between the Effective Date and the date of Closing. Seller shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions pursuant to terms of agreements related to the Property (including the Lease) which were entered into prior to the Effective Date which become due and payable from and after the date of Closing. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under the Lease or any new lease entered into in accordance with the terms hereof, to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing.

(viii)    Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. In the event that there shall be any rents or other charges under the Lease which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year-end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and (i) Seller’s portion thereof shall be remitted promptly to Seller by Purchaser and (ii) Purchaser’s portion thereof shall be remitted promptly to Purchaser by Seller, if applicable.

(c)    In the event that a post-closing true-up is necessary, Purchaser shall work diligently with Seller to finalize the prorations as soon as possible, but in no event later than forty-five (45) days after the close of the calendar year in which the Closing occurs. Purchaser shall be responsible for billing and collecting, if necessary, any amounts owed by Tenant and/or Subtenant, if applicable, as a result of the true-up. Purchaser agrees to refund Seller’s portion of Landlord’s CAM reimbursement within thirty (30) days of receipt of funds. If Tenant and/or Subtenant, if applicable, is owed a refund, Seller agrees to refund to Purchaser its proportionate share within forty-five (45) days after receiving notification from Purchaser of such amounts owed; Seller shall have the right to review the true-up and withhold any refund until the completion of said review provided that Seller must provide the refund, if reasonably possible, at least 10 days prior to the date such refund is due to Tenant or Subtenant under the applicable lease document(s).

(d)    Tax Protest. If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real property or other tax or assessment is made available relating to the Property with respect to any period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less (i) the equitable prorated costs of collection and (ii) any amounts due to tenants pursuant to the terms of the Leases.

(e)    The provisions of this Section 4.5 shall survive Closing.

4.6    Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the CLTA portion of the premium for the Title Policy; (c) the premium for any title endorsements required to cure title matters Seller is obligated to cure pursuant to the terms of this Agreement; (d) any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; and (e) one-half ( 1⁄2) of any escrow fee which may be charged by Title Company. Purchaser shall pay (u) the fees of any counsel representing Purchaser in connection with this transaction; (v) the premium for the ALTA portion of the Title Policy and the costs of any endorsements thereto (less the cost of any endorsements for which seller is responsible pursuant the item (c) above); (w) for the cost of any update or recertification of the Survey (or Purchaser shall reimburse Seller for the same); (x) the fees for recording the deed conveying the Property to Purchaser; (y) one-half ( 1⁄2) of any escrow fees charged by Title Company; and (z) any transfer fee and any other fee or charge due to any owners association in connection with the transfer of the Property. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.7    Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)    Seller shall have delivered to Escrow Holder all of the items required to be delivered under Section 4.2 hereof.

(b)    All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement).

(c)    Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

(d)    Title Company shall be irrevocably committed to issue an ALTA extended policy of title insurance insuring that the Property is vested in the name of Purchaser following the recording of the Deed; provided, however, that Purchaser, at its sole cost and expense, provides the Title Company with any required update and/or recertification of the Survey as Title Company may require for the issuance of an ALTA extended policy of title insurance. If Purchaser fails to provide the Title Company with any required update and/or recertification, the condition in this Section 4.7(d) shall be satisfied if Title Company is willing to issue a CLTA policy of title insurance insuring that the Property is vested in the name of the Purchaser following the recording of the Deed.

(e)    Seller shall have delivered to Purchaser a written estoppel certificate (“Tenant Estoppel”) in a form required by, or which contains the certifications or statements required by, the Lease, or, if no such form or required certificates or statements exist, then in the form of, or materially similar to, Exhibit K attached hereto (the Tenant Estoppel satisfying such criteria, a “Conforming Estoppel”) at least five (5) days but not more than thirty (30) days prior to the Closing Date. It shall be a condition precedent to Purchaser’s obligation to proceed to close hereunder that (i) on or prior to the Closing Date, Seller delivers to Purchaser a Conforming Estoppel from the Tenant, and (ii) no material adverse change has occurred with respect to the content of the Conforming Estoppel as of the Closing Date. If Purchaser receives a Tenant Estoppel and fails to notify Seller, in writing, within three (3) business days following the date of Purchaser’s receipt, that such Tenant Estoppel does not constitute a Conforming Estoppel, Purchaser shall be deemed to have accepted such Tenant Estoppel as a Conforming Estoppel for all relevant purposes under this Agreement, irrespective of any modifications made therein by the Tenant. If, on or prior to the Closing Date, Purchaser does not receive a Conforming Estoppel from the Tenant, Purchaser may elect, as its sole and exclusive remedy hereunder, by delivery of written notice to Seller on or prior to Closing, either to (i) proceed to Closing and waive the condition precedent related to the delivery of the Conforming Estoppel; or (ii) terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser and neither party shall have any further liability or obligation hereunder, except as otherwise expressly provided herein.

4.8    Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)    Purchaser shall have delivered to Escrow Holder the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)    Purchaser shall have delivered to Escrow Holder all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof.

(c)    All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(d)    Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

(a)    Organization and Authority. Seller has been duly organized and is validly existing under the laws of Delaware and is qualified to do business in the state where the Property is located. Seller has the full right, power and authority to enter into this Agreement and, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

(b)    Pending Actions. To Seller’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or threatened against the Property or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on title to the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

(c)    Lease. Seller is the lessor or landlord or the successor lessor or landlord under that certain Amended and Restated Single-Tenant Commercial/Industrial Lease (NNN) dated May 15, 2013, between LBA/PPF Industrial - Mason, LLC, as Landlord, and Cosmetic Laboratories of America, LLC, as Tenant, as set forth in Exhibit C. Except as set forth in Exhibit C, to

Seller’s knowledge, there are no other leases or occupancy agreements to which Seller is a party affecting the Property and, for the avoidance of doubt, Seller is not a party to the Sublease.

(d)    Condemnation. To Seller’s knowledge, no condemnation proceedings relating to the Property are pending or threatened.

(e)    OFAC. Seller and, to Seller’s actual knowledge, each person or entity (a “Person”) owning a direct or indirect interest in Seller is not (i) currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, a “List”) (including those executive orders and Lists with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC), (ii) a person or entity with whom a United States citizen or entity or an entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), that is prohibited to engage in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation, or Executive Order of the President of the United States, or (iii) an Embargoed Person (as hereinafter defined), and to Seller’s actual knowledge, (A) none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (B) no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

(f)    Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property.

(g)    Except as set forth in Exhibit D, there are no Operating Agreements affecting the Property to which Seller is a party and which are not part of a master contract that includes the Property and other real properties owned by Seller’s affiliates, which master contract will not be assumed by Purchaser at Closing.

5.2    Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of LBA Realty LLC, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employee” shall refer to the following person: Thomas J. Motherway. Seller represents and warrants that the Designated Employee is affiliated with Seller and is knowledgeable with respect to the circumstances of the representations and warranties made by Seller herein.

5.3    Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(g) hereof, shall survive Closing for a period of twelve (12) months. No post-closing claim made by Purchaser for a breach of any provision of this Agreement by Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing (it being agreed that information that is set forth in due diligence materials provided to Purchaser by Seller or the Tenant Estoppel shall be deemed “known” to Purchaser), (b) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand and No/100 Dollars ($50,000), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said twelve (12) month period and an action shall have been commenced by Purchaser against Seller within ten (10) days after the termination of the survival period provided for above in this Section 5.3. Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from or under any service contracts or the Lease. As used herein, the term “Cap” shall mean the total aggregate amount of One Million and No/100 Dollars ($1,000,000.00). The Cap shall not apply to claims for fraud or any breach by Seller of the post-closing obligations set forth in Sections 4.5 and 8.1. In no event shall Seller’s aggregate liability to Purchaser for Seller’s breach of any provision of this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(g) hereof exceed the amount of the Cap.

5.4    Covenants of Seller. Seller hereby covenants with Purchaser as follows:

(a)    From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

(b)    Seller shall maintain any existing insurance policies held by Seller continually in force and effect until Closing.

(c)    A copy of any renewal or modification of the Lease or any new lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller that Purchaser does not approve the renewal or modification of the Lease or any new lease, which approval shall not be unreasonably withheld prior to the expiration of the Inspection Period and may be in Purchaser’s sole and absolute discretion thereafter, Seller shall have the option during the Inspection Period to cancel this Agreement by written notice thereof to Purchaser within ten (10) business days after Seller’s receipt of written notice of Purchaser’s disapproval thereof, and upon refund and payment of the Earnest Money to Purchaser, neither party shall have any further liability or obligation hereunder. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the ten (10) business day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to a renewal or a modification of the Lease or a new lease approved (or deemed approved) by Purchaser.

(d)    Notwithstanding the fact that Purchaser does not anticipate obtaining financing in connection with the transaction contemplated hereby at the time of the execution of this Agreement, if Purchaser elects to obtain such financing, Seller shall, after the expiration of the Inspection Period, agree to deliver to Tenant any subordination, non-disturbance and attornment agreement (“SNDA”) provided by Purchaser and/or Purchaser’s lender, and shall allow Purchaser to correspond and negotiate directly with Tenant regarding the SNDA without notice to or consent from the Seller.

(e)    Seller shall use reasonable efforts to terminate all utility and other service contracts in the name of Seller and any Operating Agreements of which Purchaser has disapproved prior to the expiration of the Inspection Period effective as of the Closing Date. Seller shall be responsible for the payment of any termination fees due or incurred in connection with such terminations. Seller shall not enter into any service contracts, listing agreement or other contract with respect to the Property that will survive the Closing or affect the use, operation or enjoyment of the Property after the Closing.

5.5    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

(a)    ERISA. Purchaser is not (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “benefit plan investor” within the meaning of Section 3(42) of ERISA.

(b)    Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of its state of formation and is qualified to do business in the state that the Property is located. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

(c)    Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(d)    OFAC. Purchaser and, to Purchaser’s actual knowledge, each Person owning a direct or indirect interest in Purchaser (collectively, a “Purchaser Party”) is not (i) currently identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar List (including those executive orders and Lists with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC), (ii) a U.S. Person that is prohibited to engage in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation, or Executive Order of the President of the United States, or (iii) an Embargoed Person, and to Purchaser’s actual knowledge, (A) none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (B) no Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly).

(e)    Anti-Money Laundering and Anti-Corruption. Neither Purchaser nor, to Purchaser’s knowledge, any Purchaser Party, nor any Person providing funds to Purchaser in connection with the transaction contemplated hereby (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money

Laundering Laws or any violation of any Anti-Corruption Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws or under any Anti-Corruption Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws or any Anti-Corruption Laws. For purposes of this Agreement, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transaction; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., the Money Laundering Control Act of 1986 and the sanction regulations promulgated pursuant thereto by OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Section 1956 and 1957. For purposes of this subsection, the term “Anti-Corruption Laws” shall mean any anti-corruption laws of any applicable jurisdiction, including the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-1, et seq. (the “FCPA”).

5.6    Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 shall survive Closing for a period of twelve (12) months.

5.7    Covenants of Purchaser. Purchaser hereby covenants with Seller that, in the event that Purchaser, in connection with its investigation of the Property during the Inspection Period, inspects the Property for the presence of hazardous substances, Purchaser shall promptly furnish to Seller copies of any reports received by Purchaser in connection with any such inspection; provided that (i) Seller nor any other party shall not be entitled to rely on such reports, (ii) Purchaser does not and shall not provide any representations, warranties or other assurances with respect to the accuracy of such reports and (iii) the provision of such reports shall be at no additional cost or expense to Purchaser.

ARTICLE VI

DEFAULT

6.1    Default by Purchaser. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO ANY DEFAULT BY PURCHASER HEREUNDER, THEN SELLER SHALL RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER’S DEFAULT HEREUNDER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF OR PURCHASER’S OBLIGATIONS UNDER SECTION 10.24 HEREOF.

SELLER:	PURCHASER:

6.2    Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser’s default hereunder or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive (1) reimbursement from Seller of Purchaser’s documented out-of-pocket third party transaction costs in an amount not to exceed Fifty Thousand and NO/100 Dollars ($50,000.00) and (2) the return of the Earnest Money, which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser (or, if specific performance has been made impossible or impracticable due solely as a result of Seller’s sale of the Property to another purchaser, actual damages in an amount not to exceed One Million Dollars and NO/100 ($1,000,000.00)), it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Except as set forth in the preceding sentence, Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to proceed under clause (i) above if Purchaser fails to file suit for specific performance (or damages, if appropriate pursuant to the terms of this Section 6.2) against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before fifteen (15) days following the date upon which Closing was to have occurred. The foregoing is not intended to limit Seller’s obligations under Section 10.24 hereof. Seller acknowledges that the Property is unique in nature, notwithstanding the fact that it may be investment property. Accordingly, if Seller breaches this Agreement and Purchaser seeks specific performance as a remedy, Seller shall not challenge specific performance based upon the fact that the Property is not unique in nature (including, without limitation, because the Property is or may be investment property) or because other adequate remedies may be available to Purchaser. Seller further acknowledges that Purchaser agreed to the limitations on Purchaser’s remedies set forth in this Section 6.2 in consideration of Seller’s agreement to not challenge specific performance as set forth herein.

ARTICLE VII

RISK OF LOSS

7.1    Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2    Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3    Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2 hereof, “major” loss or damage refers to the following: (i) any loss or damage that allows Tenant to (A) terminate the Lease or (B) obtain an abatement of the rent due under the Lease that exceeds by One Hundred Thousand and No/Dollars ($100,000.00), in the aggregate over the full period of time required to repair such damage as reasonably determined by Purchaser, the proceeds available under any business interruption insurance in place with respect to the Property (the proceeds of which will be assigned to Purchaser to the extent related to the period following Closing and to the extent such proceeds are assignable), (ii) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), (iii) any loss that is not covered by insurance, and (iv) with respect to condemnation, any Improvements or access to the Property or more than ten percent (10%) of the Property is condemned or taken or threatened to be condemned or taken (or any portion of the Property if such condemnation or taking would permit the Tenant to terminate the Lease). If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII

COMMISSIONS

8.1    Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to CB Richard Ellis (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1    No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or in verbal communication.

9.2    Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND SELLER’S AFFILIATES, INVESTMENT ADVISORS, DIRECT AND INDIRECT PARTNERS, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “SELLER RELATED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AND THE SELLER RELATED PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY

ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER AND SELLER SHALL NOT BE LIABLE TO PURCHASER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION. AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Seller’s Initials	Purchaser’s Initials

NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE RELEASES SET FORTH HEREIN SHALL NOT APPLY TO (I) THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1, (II) THE PERFORMANCE BY SELLER OF ITS SURVIVING OBLIGATIONS UNDER THIS AGREEMENT OR OTHER DOCUMENTS OR AGREEMENTS EXECUTED OR ENTERED INTO IN CONNECTION WITH THIS AGREEMENT, (III) LIABILITY FOR THIRD PARTY CLAIMS WHICH ARE COVERED BY ANY INSURANCE POLICY MAINTAINED BY SELLER (SELLER EXPRESSLY AGREEING TO INDEMNIFY PURCHASER FOR ANY LOSSES INCURRED IN CONNECTION WITH SUCH COVERED CLAIMS) OR (IV) FRAUD OR INTENTIONAL MISREPRESENTATION BY OR ON BEHALF OF SELLER.

9.3    Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1    Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing.

10.2    Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.

10.3    Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4    Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion; provided that, notwithstanding the foregoing, Purchaser may assign this Agreement without Seller’s consent to one or more entities which are wholly owned or controlled, directly or indirectly, by Purchaser. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser without Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion, shall constitute a default by Purchaser under this Agreement. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate any provision of this Agreement, any other agreement or restriction to which either party may be subject, or any law or legal requirement applicable to such party, including but not limited to those requirements under ERISA, the Patriot Act and the FCPA. Without limitation of the foregoing, no assignment by Purchaser shall relieve Purchaser of any of its obligations or liabilities pursuant to this Agreement.

10.5    Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o LBA Realty
3347 Michelson Drive, Suite 200
Irvine, California 92612
Attention: Mr. Steven R. Layton
Telecopy: (949) 955-9325
with a copy to:	Seyfarth Shaw LLP
333 South Hope Street, Suite 3900
Los Angeles, California 90071
Attention: Richard C. Mendelson, Esq.
Telecopy: (310) 551-8410
with a copy to:	c/o Morgan Stanley Investment Management
555 California Street
San Francisco, California 94104
Attention: Mr. Joseph Finnigan
Telecopy: (415) 591-4606
If to Purchaser:	Rexford Industrial Realty, L.P.
11620 Wilshire Boulevard, Suite 1000
Los Angeles, California 90025
Attention: Patrick Schlehuber
Telecopy: (310) 966-1690
with a copy to:	Greenberg Glusker
1900 Avenue of the Stars, 21st Floor
Los Angeles, California 90067
Attention: Kenneth Fields, Esq.
Telecopy: (310) 553-0687

10.6    Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until Seller shall execute and deliver the same to Purchaser

10.7    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8    Tenant Notification Letter. Purchaser shall deliver to Tenant and/or Subtenant, if applicable, a signed statement acknowledging Purchaser’s receipt and responsibility for Tenant’s and/or Subtenant’s, if applicable, security deposit (to the extent delivered by Seller to Purchaser at Closing), if any, all in compliance with and pursuant to the applicable provisions of applicable law. The provisions of this Section 10.8 shall survive Closing.

10.9    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday (except with respect to Closing, which shall be extended to the second day which is not a Saturday, Sunday or legal holiday). The final day of any such period shall be deemed to end at 5 p.m., local time. Time is of the essence of each and every provision of this Agreement.

10.10    Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.11    Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.12    Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement (but without expanding the obligations or liability of either party hereunder in any material manner). Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.

10.13    Signatures; Counterparts. This Agreement may be executed by electronic or facsimile signature. In addition, to facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10.14    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.15    Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.15 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.16    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing. The provisions of this Section 10.16 shall survive the closing of the transaction contemplated by this Agreement.

10.17    Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(a)	Exhibit A -	Legal Description of the Land
(b)	Exhibit B -	Personal Property
(c)	Exhibit C -	Lease Description
(d)	Exhibit D -	Operating Agreements Schedule
(e)	Exhibit E -	Deed
(f)	Exhibit F -	Bill of Sale
(g)	Exhibit G -	Assignment and Assumption of Lease
(h)	Exhibit H -	Assignment and Assumption of Operating Agreements, Warranties and Intangibles
(i)	Exhibit I -	Notice to Tenant
(j)	Exhibit J -	Certificate of Non-Foreign Status
(k)	Exhibit K -	Tenant Estoppel Certificate
(l)	Exhibit L -	Form of Purchaser’s Approval Notice
(m)	Exhibit M -	Phase II Proposal

10.18    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.19    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.20    Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.21    Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; the last paragraph of Section 4.2; 4.5; 5.3; 5.6; 8.1; 9.3; 10.1; 10.8; 10.12; 10.15; 10.16; 10.22; 10.23; 10.24; 10.25; 10.27; and 10.28. All other provisions of this Agreement shall not survive the Closing.

10.22    Natural Hazard Disclosure Statement. As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”). Seller shall provide Purchaser with a Natural Hazard Disclosure Statement (“Disclosure Statement”). Purchaser acknowledges that Seller has retained the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare a written report of the result of its examination (the “Report”). Purchaser acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement shall release

Purchaser from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing Date and that Seller has no obligation to update, modify, or supplement the Disclosure Statement or Report. Purchaser shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Property. The provisions of this Section 10.22 shall survive the closing of the transaction contemplated by this Agreement.

10.23    1031 Exchange. Either party hereto may elect to seek to structure its purchase or sale, as applicable, of the Property as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“1031 Exchange”), subject to the limitations set forth herein. Each party shall reasonably cooperate with the other, at no material cost to such cooperating party, in connection with the same, including, but not limited to, executing and delivering a consent to an assignment to a qualified exchange intermediary of rights (but not obligations) under this Agreement; provided that (i) the party desiring to effectuate a 1031 Exchange shall notify the other party of the same not later than ten (10) days prior to the Closing, (ii) neither party shall be required to incur any additional liabilities or financial obligations as a consequence of such cooperation, (iii) neither party shall be relieved of its obligations, representations or warranties under this Agreement, (iv) any attempt to structure an acquisition or sale of the Property as a 1031 Exchange shall not be a condition to, and shall not delay or extend, the Closing, and (v) neither party shall be required to acquire title to any property other than the Property. Any risk that such an exchange or conveyance might not qualify as a tax-deferred transaction shall also be borne solely by the party seeking to effectuate the same, and each party acknowledges that the other has not provided, and will not provide, any tax, accounting, legal or other advice regarding the efficacy of any attempt to structure the transaction as a 1031 Exchange. Each party hereby agrees to save, protect, defend, indemnify and hold the other harmless from any and all losses, costs, claims, liabilities, penalties, and expenses, including, without limitation, reasonable attorneys’ fees, fees of accountants and other experts, and costs of any judicial or administrative proceeding or alternative dispute resolution to which the other may be exposed, due to any attempt by the indemnifying party to structure the transaction as a 1031 Exchange. The provisions of this Section 10.23 shall survive the Closing.

10.24    Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not substantially prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Any attorneys’ fees actually incurred by and payable to Purchaser in connection with this Agreement shall not be counted towards the Cap set forth in Section 5.3 hereof. The provisions of this Section 10.24 shall survive the Closing.

10.25    Non-Residential Energy Use Disclosure. Purchaser acknowledges that Seller has complied with California Public Resource Code Section 25402.10 and the disclosure regulations issued in connection therewith (e.g., California Code of Regulations, Title 20, Sections 1680-1684) by, among other things, delivering to Purchaser the Data Verification Checklist (as such term is defined in California Code of Regulations, Title 20, Section 1681) for the Real Property prior to the date hereof. By Purchaser’s execution of this Agreement, Purchaser acknowledges its receipt of the Data Verification Checklist. Notwithstanding anything herein to the contrary, the disclaimers, releases and waivers under Article IX of this Agreement shall include and apply to any and all claims, rights or remedies of Purchaser arising out of, relating to or in connection with the Seller’s obligations described in the first sentence of this Section 10.25. The provisions of this Section 10.25 shall survive the Closing.

10.26    Seller Approval of Sale. Notwithstanding anything to the contrary contained in this Agreement, Purchaser acknowledges and agrees that (i) Seller shall have until July 23, 2014 in order to complete any necessary inquiries to confirm whether Purchaser is in compliance with all OFAC money-laundering regulations and all “know your customer” requirements that are applicable to Purchaser, and (ii) Seller shall have the unilateral right to terminate this Agreement on or prior to July 23, 2014 if Purchaser is not in compliance with all such requirements.

10.27    Post-Closing Deliveries by Seller. Within five (5) business day following the Closing Date (and without limiting Seller’s other delivery obligations under the Agreement), Seller shall deliver originals (or copies, to the extent originals are not in Seller’s possession or control) of all of the following to Purchaser, to the extent the same are in Seller’s possession or control and have not previously been delivered to Purchaser:

(a)    The Lease and any Operating Agreements;

(b)    Leasing files, including all correspondence with tenants;

(c)    Receipts for deposits, including without limitation, utility deposits and security deposits received by tenants and other documents which pertain to the Property;

(d)    Unexpired warranties and guarantees, if any, which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Property;

(e)    All keys and security codes for all improvements on the Property; and

(f)    Original “as-built” plans and specifications and other available plans and specifications.

Seller’s obligations under this Section 10.27 shall survive the Closing.

10.28    Regulation S-X Audits. FOR THE PERIOD OF TIME COMMENCING ON THE EFFECTIVE DATE AND CONTINUING THROUGH THE FIRST (1ST) ANNIVERSARY OF THE CLOSING DATE, SELLER SHALL, FROM TIME TO TIME, UPON REASONABLE ADVANCE NOTICE FROM PURCHASER, PROVIDE (A) PURCHASER AND ITS REPRESENTATIVES, AGENTS AND EMPLOYEES WITH REASONABLE ACCESS TO ALL FINANCIAL AND OTHER INFORMATION RELATING TO THE PROPERTY PERTAINING TO THE PERIOD OF SELLER’S OWNERSHIP AND OPERATION OF THE PROPERTY, TO THE EXTENT IN SELLER’S POSSESSION OR CONTROL, TO ENABLE PURCHASER AND ITS ACCOUNTANTS TO PREPARE FINANCIAL STATEMENTS IN COMPLIANCE WITH RULE 3-14 OF REGULATION S-X OF THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), (II) ANY OTHER RULE ISSUED BY THE COMMISSION AND APPLICABLE TO PURCHASER OR ITS AFFILIATES, AND (III) ANY REGISTRATION STATEMENT, REPORT OR DISCLOSURE STATEMENT FILED WITH THE COMMISSION BY, OR ON BEHALF OF PURCHASER OR ITS AFFILIATES AND (B) REASONABLE ASSISTANCE TO PURCHASER AND THE ACCOUNTANTS IN COMPLETING AN AUDIT OF SUCH FINANCIAL STATEMENTS, WHICH REASONABLE ASSISTANCE SHALL INCLUDE A REPRESENTATION LETTER IN SUCH FORM AS REASONABLY AGREED TO BY PURCHASER AND SELLER AT SUCH TIME, SIGNED BY THE INDIVIDUAL(S) RESPONSIBLE FOR SELLER’S FINANCIAL REPORTING, IN ORDER TO ALLOW PURCHASER TO COMPLY WITH THE REQUIREMENTS REFERENCED IN CLAUSES (A)(I), (II) AND (III) ABOVE; PROVIDED, HOWEVER, THAT IN ANY SUCH EVENT(S), PURCHASER SHALL (Y) REIMBURSE SELLER FOR ANY ACTUAL, THIRD PARTY OUT-OF-POCKET COSTS AND EXPENSES THAT SELLER INCURS AND (Z) PAY TO SELLER ANY COSTS THAT SELLER MAY REASONABLY CHARGE TO PURCHASER FOR TIME AND SERVICES PROVIDED TO PURCHASER BY SELLER’S EMPLOYEES AND/OR AGENTS (PROVIDED THAT SUCH COSTS DESCRIBED IN THIS CLAUSE (Z) SHALL NOT EXCEED FIVE THOUSAND DOLLARS ($5,000) FOR ANY SINGLE AUDIT), IN EACH CASE IN CONNECTION WITH FULFILLING SELLER’S OBLIGATIONS UNDER THIS SECTION 10.28.

SELLER’S OBLIGATIONS UNDER THIS SECTION 10.28 SHALL SURVIVE THE CLOSING FOR A PERIOD OF ONE (1) YEAR.

[Next page is signature page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:
LBA/PPF INDUSTRIAL - MASON, LLC, a Delaware limited liability company

By:	LBA/PPF INDUSTRIAL, LLC a Delaware limited liability company, its Sole Member

By:	LBA RIV-PPF, LLC, a Delaware limited liability company, its Manager

By:	LBA REIT IV, LLC, a Delaware limited liability company its Manager

By:	LBA Realty Fund IV, L.P., a Delaware limited partnership, its Manager

By:	LBA Management Company IV, LLC, a Delaware limited liability company, its General Partner

By:	LBA Realty LLC, a Delaware limited liability company, its Manager

By:	LBA Inc., a California corporation, its Managing Member

By:	/s/ Steve Layton
Name:	Steve Layton
Title:	Authorized Signatory

PURCHASER:
REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership

By:	Rexford Industrial Realty, Inc., a Maryland corporation, its General Partner

By:	/s/ Howard Schwimmer
Name:	Howard Schwimmer
Title:	Co-Chief Executive Officer

Exhibit A

LEGAL DESCRIPTION OF THE LAND

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

PARCEL 1:

PARCEL A OF PARCEL MAP L.A. NO. 7280, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, EXCEPT THAT PORTION OF PARCEL A OF SAID MAP FILED IN BOOK 289 PAGES 70 TO 72 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL A; THENCE WESTERLY ALONG THE SOUTHERLY LINE OF SAID PARCEL NORTH 89 DEGREES 56 MINUTES 20 SECONDS WEST 156.46 FEET; THENCE LEAVING SAID SOUTHERLY LINE NORTH 00 DEGREES 05 MINUTES 43 SECONDS EAST 419.81 FEET TO THE NORTHERLY LINE OF SAID PARCEL; THENCE EASTERLY ALONG SAID NORTHERLY LINE SOUTH 76 DEGREES 34 MINUTES 20 SECONDS EAST 161.79 FEET TO THE NORTHEAST CORNER OF SAID PARCEL; THENCE SOUTHERLY ALONG THE EASTERLY LINE OF SAID PARCEL SOUTH 00 DEGREES 14 MINUTES 21 SECONDS WEST 382.41 FEET TO THE TRUE POINT OF BEGINNING, AS DESCRIBED IN EXHIBIT A AS PARCEL “A” (AFTER) OF THAT CERTAIN CERTIFICATE OF COMPLIANCE RECORDED JULY 3, 2000 AS INSTRUMENT NO. 00-1019431, OFFICIAL RECORDS.

EXCEPT THE TITLE AND EXCLUSIVE RIGHT TO ALL OF THE MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED UPON, WITHIN OR UNDERLYING SAID LAND, OR THAT MAY BE PRODUCED THEREFROM, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL PETROLEUM, OIL, NATURAL GAS, AND OTHER HYDROCARBON SUBSTANCES AND PRODUCTS DERIVED THEREFROM, TOGETHER WITH THE EXCLUSIVE AND PERPETUAL RIGHT THERETO, WITHOUT, HOWEVER, THE RIGHT TO USE OR PENETRATE THE SURFACE OF, OR TO ENTER UPON SAID LAND AND WITHIN 500 FEET OF THE SURFACE THEREOF, TO EXTRICATE OR REMOVE THE SAME, AS RESERVED IN THE DEED FROM SOUTHERN PACIFIC COMPANY, RECORDED DECEMBER 31, 1965 AS INSTRUMENT NO. 1157, OFFICIAL RECORDS.

PARCEL 2:

AN EASEMENT FOR VEHICULAR ACCESS ON, OVER AND ACROSS PARCELS B, C AND D OF PARCEL MAP L.A. NO. 7280 TO AND FROM WINNETKA AVENUE AS MORE PARTICULARLY DESCRIBED IN THAT CERTAIN RECIPROCAL ACCESS EASEMENT AGREEMENT DATED SEPTEMBER 22, 2000, BY AND BETWEEN YUKON CHATSWORTH HOLDING, INC., A DELAWARE CORPORATION AND WINNETKA AVENUE INVESTORS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, RECORDED SEPTEMBER 25, 2000 IN THE LOS ANGELES COUNTY RECORDER’S OFFICE AS INSTRUMENT NO. 00-1499562, OFFICIAL RECORDS.

PARCEL 3:

AN EASEMENT FOR ACCESS ON, OVER AND ACROSS A PORTION OF PARCEL B OF PARCEL MAP L.A. NO. 7280 FOR THE PURPOSES OF REPAIR, MAINTENANCE, REMOVAL, REPLACEMENT AND RECONSTRUCTION OF A WATER VAULT AND ASSOCIATED PIPELINES, AND CERTAIN OTHER PURPOSES INCIDENTAL THERETO, AS MORE PARTICULARLY DESCRIBED IN THAT CERTAIN EASEMENT AGREEMENT DATED SEPTEMBER 22, 2000, BY AND BETWEEN YUKON CHATSWORTH HOLDING, INC., A DELAWARE CORPORATION AND WINNETKA AVENUE INVESTORS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, RECORDED SEPTEMBER 25, 2000 IN THE LOS ANGELES COUNTY RECORDER’S OFFICE AS INSTRUMENT NO. 00-1499565, OFFICIAL RECORDS.

Assessor’s Parcel Number: 2748-001-044

A-1

Exhibit B

PERSONAL PROPERTY

None.

B-1

Exhibit C

LEASE DESCRIPTION

Amended and Restated Single-Tenant Commercial/Industrial Lease (NNN) dated May 15, 2013, between LBA/PPF Industrial - Mason, LLC, as Landlord, and Cosmetic Laboratories of America, LLC, as Tenant;

Lease Guaranty, dated May 15, 2013, by Visual Pak Company, an Illinois corporation, in favor of LBA/PPF Industrial - Mason, LLC in connection with the Lease;

Sublease dated January 1, 2014, between Cosmetic Laboratories of America, LLC, as Sublandlord, and Northstar Moving Corporation, as Subtenant; and

Consent of Landlord to Sublease, dated October 22, 2013, LBA/PPF Industrial - Mason, LLC, as Landlord, Cosmetic Laboratories of America, LLC, as Tenant, and Northstar Moving Corporation, as Subtenant.

C-1

Exhibit D

OPERATING AGREEMENTS SCHEDULE

None.

D-1

Exhibit E

DEED

RECORDING REQUESTED BY:

AND WHEN RECORDED RETURN TO:

Attn:

(Above Space for Recorder’s Use Only)

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by separate statement which is not being recorded with this Grant Deed.

GRANT DEED

FOR VALUE RECEIVED,                                       (“Grantor”), hereby grants as of this              day of              , 20__, to                                               , a                            (“Grantee”), all that certain real property (“Property”) described on Exhibit A attached hereto and incorporated herein by reference, together with all buildings and improvements located thereon and any and all improvements, easements, privileges and rights appurtenant thereto.

THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:

(a)    A lien not yet delinquent for taxes for real property and personal property, and any general or special assessments against the Property;

(b)    All liens, encumbrances, easements, covenants, conditions and restrictions of record; and

(c)    Any matters that would be revealed by an on-site inspection or ALTA survey of the Property.

IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of the date first set forth above.

“GRANTOR”

LBA/PPF INDUSTRIAL - MASON, LLC,

a Delaware limited liability company

By:	LBA/PPF INDUSTRIAL, LLC
a Delaware limited liability company,
its Sole Member

By:	LBA RIV-PPF, LLC,
a Delaware limited liability company,
its Manager

By:	LBA REIT IV, LLC,
a Delaware limited liability company
its Manager

By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership,
its Manager

By:	LBA Management Company IV, LLC,
a Delaware limited liability company,
its General Partner

By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

ACKNOWLEDGMENT

State of

County of

On                                                   before me,                                                                                                                                             ,

                                                                                                                            (here insert name and title of the notary)

personally appeared                             who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                       (Seal)

EXHIBIT A

LEGAL DESCRIPTION

Document No.:

Date Recorded:                               , 20

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Section 11932 R&T Code)

To:	Registrar Recorder
County of , California

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

(as grantor)

(as grantee)

Property described in the accompanying document is located in

(    ) unincorporated area of the County of

(    ) City of                     .

The amount of tax due on the accompanying document is $

X	Computed on full value of property conveyed, or
Computed on full value less liens and encumbrances remaining at time of sale.
“GRANTOR”	,
a

By:
Name:
Title:

Exhibit F

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged,                            , a                              (“Seller”), does, as of this             day of             , 20__, hereby sell, transfer and convey to                                          (“Purchaser”), without recourse or warranty, any and all personal property (the “Personal Property”) owned by Seller and used exclusively in connection with the operation of that certain real property known                             , California, and more particularly described in Exhibit A attached hereto (the “Property”).

Purchaser acknowledges that the sale of the personal property is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the personal property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Seller, the property manager, or any agent or real estate broker representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.

This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

[Next page is signature page]

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth above.

SELLER:

LBA/PPF INDUSTRIAL - MASON, LLC,

a Delaware limited liability company

By:	LBA/PPF INDUSTRIAL, LLC
a Delaware limited liability company,
its Sole Member

By:	LBA RIV-PPF, LLC,
a Delaware limited liability company,
its Manager

By:	LBA REIT IV, LLC,
a Delaware limited liability company
its Manager

By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership,
its Manager

By:	LBA Management Company IV, LLC,
a Delaware limited liability company,
its General Partner

By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

PURCHASER:

,
a

By:
Name:
Title:

Exhibit G

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (this “Assignment”) dated as of                       ,                is entered into by and between                 , a                (“Assignor”), and                                                 (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the lessor under that certain lease agreement and those related documents identified on Exhibit B
 attached hereto (collectively, the “Lease”) executed with respect to that certain real property commonly known as                      , California (the “Property”) as more fully described in Exhibit A attached hereto;

WHEREAS, Assignor, as Seller, and                       , as Purchaser, have entered into that certain Purchase and Sale Agreement dated as of                       ,                 (the “Purchase Agreement”) conveying the Property (as defined in the Purchase Agreement); and

WHEREAS, Assignor desires to assign its interest as lessor in the Lease to Assignee, and Assignee desires to accept the assignment thereof;

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1.    Effective as of the Effective Date (as defined below), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease.

2.    Effective as of the Effective Date, Assignee hereby assumes all of the Assignor’s obligations under the Lease, if any.

3.    Any rental and other payments under the Lease shall be prorated between the parties as provided in the Purchase Agreement.

4.    In the event of any litigation arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, attorneys’ fees.

5.    This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6.    This Assignment shall be governed by and construed in accordance with the laws of the State of California.

7.    Assignee acknowledges that, except as provided in the Purchase Agreement, the conveyance of the Lease herein is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. This Assignment is delivered pursuant to the Purchase Agreement.

8.    For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).

9.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

[Next page is signature page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

LBA/PPF INDUSTRIAL - MASON, LLC,

a Delaware limited liability company

By:	LBA/PPF INDUSTRIAL, LLC
a Delaware limited liability company,
its Sole Member

By:	LBA RIV-PPF, LLC,
a Delaware limited liability company,
its Manager

By:	LBA REIT IV, LLC,
a Delaware limited liability company
its Manager

By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership,
its Manager

By:	LBA Management Company IV, LLC,
a Delaware limited liability company,
its General Partner

By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

EXHIBIT A

Legal Description of Property

EXHIBIT B

Lease

Exhibit H

ASSIGNMENT AND ASSUMPTION OF

OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES is made and entered into as of this              day of                 ,                 , by                  ,a                 (“Assignor”), and
                 (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), and in connection with the sale of that certain real property described in Exhibit A attached hereto (the “Property”) Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

(A)    all warranties and guaranties (express or implied) made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of the Property including, without limitation, those warranties and guaranties listed in Exhibit B attached hereto (collectively, “Warranties”);

(B)    all of the service contracts listed in Exhibit C attached hereto (the “Service Contracts”); and

(C)    any Intangibles (as defined in that certain Purchase and Sale Agreement dated as of                      ,              between Assignor and                                             (the “Purchase Agreement”)).

ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

1.    Effective as of the Effective Date (as defined below), Assignee hereby accepts the assignment from Assignor of all of Assignor’s right, title and interest in and to the Service Contracts, Warranties and Intangibles.

2.    Effective as of the Effective Date, Assignee hereby assumes all of the owner’s obligations under the Service Contracts, Warranties and Intangibles.

3.    In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

4.    This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

5.    This Assignment shall be governed by and construed in accordance with the laws of the State of California.

6.    This Assignment is delivered pursuant to the Purchase Agreement.

7.    Assignee acknowledges and agrees that, except as provided in the Purchase Agreement, the conveyance of the service contracts, warranties and intangibles is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).

8.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

[Next page is signature page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

LBA/PPF INDUSTRIAL - MASON, LLC,

a Delaware limited liability company

By:	LBA/PPF INDUSTRIAL, LLC
a Delaware limited liability company,
its Sole Member

By:	LBA RIV-PPF, LLC,
a Delaware limited liability company,
its Manager

By:	LBA REIT IV, LLC,
a Delaware limited liability company
its Manager

By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership,
its Manager

By:	LBA Management Company IV, LLC,
a Delaware limited liability company,
its General Partner

By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

EXHIBIT A

Legal Description of Property

EXHIBIT B

Warranties & Guaranties

(See Attached)

EXHIBIT C

Service Contracts

(See Attached)

Exhibit I

NOTICE TO TENANT

                    ,

To:

Re:	Notice of Lease Assignment
Premises:

Ladies and Gentlemen:

Please be advised that the Premises have been acquired by, and the Lessor’s interest in your lease and your security deposit
(if any) have been assigned, to
(“New Owner”).

All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease, to the following address:

[Signature pages follow]

Very truly yours,

Prior Owner:

LBA/PPF INDUSTRIAL - MASON, LLC,

a Delaware limited liability company

By:	LBA/PPF INDUSTRIAL, LLC
a Delaware limited liability company,
its Sole Member

By:	LBA RIV-PPF, LLC,
a Delaware limited liability company,
its Manager

By:	LBA REIT IV, LLC,
a Delaware limited liability company
its Manager

By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership,
its Manager

By:	LBA Management Company IV, LLC,
a Delaware limited liability company,
its General Partner

By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

New Owner:

,
a

By:
Name:
Title:

Exhibit J

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by                                       , a                             (“Seller”), the undersigned hereby certifies, as of this             day of             , 2013, the following on behalf of Seller:

1.    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.    Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.    Seller’s U. S. employer identification number is                                       ; and

4.    Seller’s office address is:

c/o LBA Realty LLC

3347 Michelson Drive, Suite 200

Irvine, California 92614

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

[Next page is signature page]

J-1

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

SELLER:

LBA/PPF INDUSTRIAL - MASON, LLC,

a Delaware limited liability company

By:	LBA/PPF INDUSTRIAL, LLC
a Delaware limited liability company,
its Sole Member

By:	LBA RIV-PPF, LLC,
a Delaware limited liability company,
its Manager

By:	LBA REIT IV, LLC,
a Delaware limited liability company
its Manager

By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership,
its Manager

By:	LBA Management Company IV, LLC,
a Delaware limited liability company,
its General Partner

By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

J-2

Exhibit K

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to                             (“Seller”) and to                           (“Buyer”) in connection with Buyer’s proposed purchase of that certain              building located at                           ,              (the “Building”) that:

1.

Tenant is the lessee of certain space (the “Premises”) in the Building, containing approximately              square feet and known as Suite No.             , under a lease dated             ,              (the “Lease”) entered into between Tenant and                                       , as lessor (“Lessor”).

2.	The Lease is presently in full force and effect and Tenant is not in default thereunder.
3.

The Lease and all amendments thereto, as listed on Exhibit A attached hereto, constitutes the entire agreement between the Lessor and Tenant and there has been no amendment, written or oral, to the Lease except as included in Exhibit A. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Lessor and Tenant.

4.	Tenant has accepted the Premises and is paying rent under the Lease. Tenant is in full possession of the entire Premises under the Lease.
5.

The term of the Lease commenced on                           ,             , and will end on             , with options to extend of successive periods of              years each. The monthly rental for lease year              -             is
                         Dollars ($            ), which amount has been paid through             . Tenant has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises, except as expressly set forth in the Lease. On this date, to the best of Tenant’s knowledge, there are no existing defenses, offsets, claims or credits which Tenant has against the enforcement of the Lease.

6.	Tenant is required to pay its pro rata share of operating expenses of the Building and its pro rata share of the Building’s real property taxes and insurance costs.
7.	Tenant has no option or preferential right to purchase all or any part of the Premises, and has no right or interest with respect to the Premises or the Property, other than as Tenant under the Lease.
8.

All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. All tenant improvement work to be performed by Landlord under the Lease has been completed to Tenant’s satisfaction, all promises given by Landlord of an inducement nature have been performed, and all reimbursements and allowances (including improvement allowances, free rent and/or other concessions) due to Tenant under the Lease have been paid (or credited to Tenant) in full.

9.

As of the date of this certificate, to the knowledge of Tenant, Lessor is not in default under the Lease, and no event has occurred or situation exists that would, with the passage of time or the giving of notice, constitute a default by either Landlord or Tenant under the Lease.

10.

The amount of the security deposit paid under the terms of the Lease is                      Dollars ($            ). No rent under the Lease has been paid more than one month in advance, and no other sums have been deposited with Lessor.

11.	The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows: .
12.

There are no actions, voluntary or otherwise, pending or, to the best of the undersigned’s knowledge, threatened against Tenant under the bankruptcy, reorganization, moratorium or similar laws of the United States, any State thereof or any other jurisdiction.

13.

All exhibits attached hereto are by this reference incorporated fully herein. The terms “this certificate” shall be considered to include all such exhibits. The undersigned agrees that it will, upon receipt of written notice from Seller, commence to pay all rents to the Buyer (or its assignee) or to any agent acting on behalf of the Buyer or its assignee.

14.	Tenant acknowledges the right of Buyer to rely upon the certifications and agreements contained in this certificate in purchasing the property.

EXECUTED: , 2014	TENANT:
By:
Name Printed:
Title:

ii

EXHIBIT “L”

FORM OF PURCHASER’S APPROVAL NOTICE

[TO BE PLACED ON PURCHASER LETTERHEAD]

Re:	Purchaser’s Approval Notice (this “Notice”); Purchase and Sale Agreement (the “Agreement”) by and between Seller (as defined in the Agreement) and [ ] (“Purchaser”) dated as of , 2014

Ladies and Gentlemen:

This letter shall serve as Purchaser’s Approval Notice pursuant to Section 3.2 of the Agreement and notice of Purchaser’s election to proceed with the transaction contemplated in the Agreement past the expiration of the Inspection Period. Purchaser has waived its right to terminate the Agreement under Sections 2.3 and 3.2 of the Agreement, except in connection with any Additional Exceptions, if any. All capitalized terms used herein shall have the meanings given such terms in the Agreement unless otherwise expressly provided herein.

Sincerely,
[ ]

By:
Name:
Its:
cc:	[INSERT ESCROW OFFICER]

EXHIBIT “M”

PHASE II PROPOSAL

[Attached]